Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com

Delta Announces June Quarter Financial Results

ATLANTA, July 25, 2012 – Delta Air Lines (NYSE:DAL) today reported financial results for the June 2012 quarter. Key points include:

•	Delta’s net income, excluding special items[1], for the June 2012 quarter was $586 million, or $0.69 per diluted share.
•	Delta’s June 2012 quarter GAAP net loss was $168 million, or $0.20 per diluted share, including mark-to-market adjustments on open fuel hedges and other special items.
•	Delta’s unit revenues were up 8.5% for the quarter and the company has produced a unit revenue premium to the industry for fifteen consecutive months.
•	Delta ended the June 2012 quarter with $5.3 billion in unrestricted liquidity and adjusted net debt of $12.1 billion.

“Delta’s solid profit this quarter (excluding special items) is evidence that our business and industry are evolving and delivering meaningful improvements. I am grateful for the hard work of the entire Delta team that produced these results and I congratulate them on earning $135 million in profit sharing so far this year,” said Richard Anderson, Delta’s chief executive officer. “Moving forward, we expect to have strong profitability in the September quarter with a 10 – 12% operating margin as we continue to reap the benefits of investments we’ve made in our operation and customer experience. We have also taken important steps towards structural change on the cost side with initiatives like the domestic fleet restructuring and the refinery.”

Revenue Environment

Delta’s operating revenue grew $579 million, or 6%, on 1.3% lower capacity in the June 2012 quarter compared to the June 2011 quarter. Despite lower capacity, traffic increased 0.3% as load factor increased 1.4 points to 85.1%.

•	Passenger revenue increased 7%, or $560 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 8.5%, driven by a 6.8% improvement in yield.
•	Cargo revenue decreased 1%, or $2 million, with lower cargo yields partially offset by higher volumes.
•	Other revenue increased 2%, or $21 million, from higher ancillary business revenue.
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Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		2Q12 versus 2Q11
		Change	Unit
Passenger Revenue	2Q12 ($M)	YOY	Revenue	Yield	Capacity
Domestic	$3,727	7%	8%	6%	(1)%
Atlantic	1,584	1%	9%	7%	(7)%
Pacific	860	20%	9%	8%	10%
Latin America	473	8%	8%	5%	– %
Total mainline	6,644	7%	8%	6%	(1)%
Regional	1,807	7%	11%	9%	(3)%
Consolidated	$8,451	7%	8%	7%	(1)%

“Delta’s revenue performance in the June quarter was among the best in the industry as we experienced benefits from our customer-focused initiatives, corporate sales growth, and capacity discipline,” said Ed Bastian, Delta’s president.  “By actively managing the business through capacity reductions and pricing actions, we expect to maintain our solid revenue performance despite the continuing uncertain economic backdrop.”

Fuel

Excluding mark-to-market adjustments, Delta’s average fuel price2 was $3.37 per gallon for the June quarter, which includes 16 cents per gallon in settled losses from its fuel hedging program. On a GAAP basis, which includes mark-to-market adjustment on out of period hedges, the company’s average fuel price was $3.95 per gallon. At June 30, Delta had $350 million of hedge margin posted with counterparties.

Delta expects to participate meaningfully in the fuel price decline for the second half of 2012. As of the July 23rd forward curve, the company expects to realize average fuel prices of $3.09 and $3.05 for the September and December 2012 quarters, respectively, excluding any impact from the Trainer refinery.

During the June quarter, Delta’s subsidiary, Monroe Energy, closed its acquisition of the Trainer refinery. Work is currently underway to complete the turnaround and modify the plant to maximize its jet fuel production. The company expects the plant to be operating at full capacity in the fourth quarter. With Trainer at full capacity, Delta expects to save more than $300 million annually on its fuel expense.

Non-Fuel Cost Performance

In the June 2012 quarter, Delta’s operating expense, excluding fuel, increased $308 million year over year. Primary drivers for the increase included higher profit sharing expense, increases in wages and benefits, and the impact of special items.

Consolidated unit cost (CASM3), excluding fuel expense, profit sharing and special items, was 3.6% higher in the June 2012 quarter on a year-over-year basis, driven by the impact of capacity reductions and investments in employees, products, services and facilities. GAAP consolidated CASM increased 12% primarily due to mark-to-market adjustments on open fuel hedges in future periods.

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“While we are experiencing cost pressures in the near-term, we are implementing the structural initiatives, including the 717 transaction and Trainer refinery acquisition, needed to achieve better cost outcomes,” said Paul Jacobson, Delta’s chief financial officer. “We expect to begin realizing some of these benefits in the December quarter and into 2013.”

Cash Flow and Liquidity

As of June 30, 2012, Delta had $5.3 billion in unrestricted liquidity, including $3.5 billion in cash and short-term investments and $1.8 billion in undrawn revolving credit facilities.

Operating cash flow during the June 2012 quarter was $683 million, driven by the company’s profitability and advance ticket sales, which was partially offset by pension funding and fuel hedge margin postings. During the quarter, Delta made $354 million in contributions to its defined benefit pension plan, completing its funding requirements for the year.

Capital expenditures during the quarter were $652 million, including $300 million for aircraft (including parts and modifications), $180 million for the Trainer acquisition, and $65 million for Delta’s investment in Aeromexico.

During the June quarter, Delta paid $374 million in debt maturities and capital lease obligations. Subsequent to the end of the quarter, Delta completed its $480 million 2012-1 enhanced equipment trust certificates (EETC) offering. The certificates are secured by 31 aircraft that are being refinanced from other debt financings.

At June 30, Delta’s adjusted net debt was $12.1 billion.

“Delta’s strong cash generation has allowed us to achieve $5 billion of our $7 billion debt reduction target,” said Paul Jacobson. “By tactically accessing the capital markets, we are also improving rates on our remaining debt portfolio through low-interest rate transactions such as our 2012-1 EETC.”

September 2012 Quarter Guidance

Delta’s projections for the September 2012 quarter are below.

3Q 2012 Forecast

Average fuel price, including taxes and settled hedges	$ 3.09
Operating margin	10 - 12%
Capital expenditures	$400 - 450 million
Total liquidity at end of period	$ 5.1 billion

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3Q 2012 Forecast (compared to 3Q 2011)

Consolidated unit costs – excluding fuel expense and profit sharing	Up 5 – 6%

System capacity	Down 1 – 3%
Domestic	Down 0 – 2%
International	Down 3 - 5%

Company Highlights

Delta has a strong commitment to its employees, customers and the communities it serves. Key accomplishments include:

•	Delivering some of the industry’s best operational performance, including an 8 point improvement in on-time arrivals, 30% fewer lost bags and a 20% reduction in customer complaints year over year. Delta employees received $23 million in Shared Rewards payments in the quarter to recognize their work in achieving these operational improvements;
•	Reaching agreement with the Air Line Pilots Association for a new contract which becomes amendable in December 2015. The agreement provides Delta with productivity gains and the flexibility to accelerate its domestic fleet restructuring, while offering career growth opportunities and wage improvements to pilots;
•	Reaching agreement with Southwest Airlines and Boeing to lease 88 Boeing 717s, currently in service at AirTran Airways. The aircraft, which will begin arriving at Delta in mid-2013, will allow Delta to reduce the number of fifty seat regional jets which will improve Delta’s cost efficiency while also providing an improved customer experience;
•	Implementing the largest route expansion at New York’s LaGuardia airport in more than 40 years, increasing Delta’s service at LaGuardia by 60 percent, with 100 new flights and 26 new destinations;
•	Continuing Delta's ongoing $3 billion investment in improving the customer experience on the ground and in the air. Improvements in the June quarter included the launch of domestic Economy Comfort, the opening of Atlanta’s new international terminal and the announcement that Delta will expand onboard wi-fi to its international fleet in 2013; and
•	Raising $1.25 million for The Breast Cancer Research Foundation, which was presented to the foundation at its annual Hot Pink Party in New York City. Delta people have raised nearly $5 million for BCRF since 2009.

Special Items

Delta recorded special items totaling $754 million in the June 2012 quarter, including:

•	a $561 million charge on mark-to-market adjustments on fuel hedges settling in future periods;
•	$171 million in severance and related costs associated with voluntary early out programs; and
•	a $22 million charge for fleet, facilities and other items.

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Delta recorded special items totaling $168 million in the June 2011 quarter, including:

•	$80 million in severance and related costs;
•	a $64 million charge for fleet, facilities and other items;
•	a $13 million charge for debt extinguishment; and
•	$11 million in mark-to-market adjustments for fuel hedges.

Other Matters

Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2012 and 2011; a statistical summary for those periods; selected balance sheet data as of June 30, 2012 and Dec. 31, 2011; and a reconciliation of certain non-GAAP financial measures.

About Delta

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta was named domestic “Airline of the Year” by the readers of Travel Weekly magazine, was named the “Top Tech-Friendly U.S. Airline” by PCWorld magazine for its innovation in technology and won the Business Travel News Annual Airline Survey. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 350 destinations in 65 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $3 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

End Notes

(1) Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

(2) Average fuel price per gallon: Delta's June 2012 quarter average fuel price of $3.37 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, and includes the impact of fuel hedge contracts with original maturity dates in the June 2012 quarter.  Settled hedge losses for the quarter were $155 million, or 16 cents per gallon.  On a GAAP basis, fuel price includes $561 million in mark-to-market losses recorded on fuel hedge contracts settling in future periods.

(3) CASM - Ex: Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties and Delta's vacation wholesale operations (MLT). The amounts excluded were $244 million and $230 million for the June 2012 quarter and June 2011 quarter, respectively.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of July 25, 2012, and which we have no current intention to update.

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DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
(in millions, except per share data)	2012	2011	$ Change	% Change	2012	2011	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$6,644	$6,204	$440	7%	$12,306	$11,334	$972	9%
Regional carriers	1,807	1,687	120	7%	3,371	3,132	239	8%
Total passenger revenue	8,451	7,891	560	7%	15,677	14,466	1,211	8%
Cargo	262	264	(2)	(1)%	506	514	(8)	(2)%
Other	1,019	998	21	2%	1,962	1,920	42	2%
Total operating revenue	9,732	9,153	579	6%	18,145	16,900	1,245	7%

Operating Expense:
Aircraft fuel and related taxes	3,305	2,663	642	24%	5,538	4,829	709	15%
Salaries and related costs	1,825	1,739	86	5%	3,588	3,466	122	4%
Contract carrier arrangements(1)	1,416	1,410	6	—%	2,791	2,710	81	3%
Aircraft maintenance materials and outside repairs	548	485	63	13%	1,109	970	139	14%
Depreciation and amortization	388	381	7	2%	774	757	17	2%
Passenger commissions and other selling expenses	393	440	(47)	(11)%	773	809	(36)	(4)%
Contracted services	397	415	(18)	(4)%	775	840	(65)	(8)%
Landing fees and other rents	347	320	27	8%	652	633	19	3%
Passenger service	187	181	6	3%	358	345	13	4%
Aircraft rent	68	74	(6)	(8)%	143	152	(9)	(6)%
Profit sharing	135	8	127	NM	135	8	127	NM
Restructuring and other items	193	144	49	34%	181	151	30	20%
Other	396	412	(16)	(4)%	812	841	(29)	(3)%
Total operating expense	9,598	8,672	926	11%	17,629	16,511	1,118	7%

Operating Income	134	481	(347)	(72)%	516	389	127	33%

Other (Expense) Income:
Interest expense, net	(207)	(233)	26	(11)%	(428)	(454)	26	(6)%
Amortization of debt discount, net	(49)	(46)	(3)	7%	(100)	(93)	(7)	8%
Loss on extinguishment of debt	—	(13)	13	(100)%	—	(33)	33	(100)%
Miscellaneous, net	(42)	6	(48)	NM	(25)	(4)	(21)	NM
Total other expense, net	(298)	(286)	(12)	4%	(553)	(584)	31	(5)%

Income (Loss) Before Income Taxes	(164)	195	(359)	NM	(37)	(195)	158	(81)%

Income Tax (Provision) Benefit	(4)	3	(7)	NM	(7)	75	(82)	NM

Net Income (Loss)	$(168)	$198	$(366)	NM	$(44)	$(120)	$76	(63)%

Basic Earnings (Loss) per Share	$(0.20)	$0.24			$(0.05)	$(0.14)
Diluted Earnings (Loss) per Share	$(0.20)	$0.23			$(0.05)	$(0.14)

Basic Weighted Average Shares Outstanding	845	838			844	838
Diluted Weighted Average Shares Outstanding	845	844			844	838

(1) Contract carrier arrangements expense includes $521 million and $545 million for the three months ended June 30, 2012 and 2011, respectively, and $1.0 billion and $1.0 billion for the six months ended June 30, 2012 and 2011, respectively, for aircraft fuel and related taxes.

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DELTA AIR LINES, INC.

Selected Balance Sheet Data

(in millions)	June 30, 2012	December 31, 2011
	(Unaudited)
Cash and cash equivalents	$2,539	$2,657
Short-term investments	959	958
Restricted cash, cash equivalents and short-term investments	368	305
Total assets	44,720	43,499
Total debt and capital leases, including current maturities	13,000	13,791
Total stockholders' deficit	(1,135)	(1,396)

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Consolidated:
Revenue passenger miles (millions)	50,520	50,366	0.3%	93,871	93,295	0.6%
Available seat miles (millions)	59,382	60,141	(1.3)%	113,790	116,360	(2.2)%
Passenger mile yield (cents)	16.73	15.67	6.8%	16.70	15.51	7.7%
Passenger revenue per available seat mile (cents)	14.23	13.12	8.5%	13.78	12.43	10.9%
Operating cost per available seat mile (cents)	16.16	14.42	12.1%	15.49	14.19	9.2%
CASM-Ex - see Note A (cents)	8.77	8.46	3.6%	9.01	8.70	3.6%
Passenger load factor	85.1%	83.7%	1.4 pts	82.5%	80.2%	2.3 pts
Fuel gallons consumed (millions)	968	992	(2.4)%	1,854	1,911	(3.0)%
Average price per fuel gallon, adjusted - see Note A	$3.37	$3.22	4.7%	$3.33	$3.06	8.8%
Number of aircraft in fleet, end of period	773	803	(30)
Full-time equivalent employees, end of period	80,646	82,347	(2.1)%

Mainline:
Revenue passenger miles (millions)	44,274	43,988	0.7%	82,004	81,366	0.8%
Available seat miles (millions)	51,733	52,221	(0.9)%	98,687	100,860	(2.2)%
Operating cost per available seat mile (cents)	15.33	13.29	15.3%	14.51	13.03	11.4%
CASM-Ex - see Note A (cents)	8.01	7.70	4.0%	8.28	7.92	4.5%
Fuel gallons consumed (millions)	790	809	(2.3)%	1,504	1,553	(3.2)%
Average price per fuel gallon, adjusted - see Note A	$3.40	$3.18	6.9%	$3.33	$3.02	10.3%
Number of aircraft in fleet, end of period	722	727	(5)

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

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Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Special Items. Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the period shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below are:

(a)	Mark-to-market adjustments for fuel hedges recorded in periods other than the settlement period ("MTM Adjustments"). We exclude MTM adjustments, which are based on market prices at the end of the reporting period and certain assumptions, as they are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period.

(b)	Restructuring and other items.

(c)	Loss on extinguishment of debt.

	Three Months Ended					Three Months Ended					Non-GAAP
	June 30, 2012					June 30, 2011					Change
(in millions, except per share and per gallon data)	GAAP	(a)	(b)	(c)	Non GAAP	GAAP	(a)	(b)	(c)	Non GAAP	$	%
Consolidated Statement of Operations (Unaudited):
Net income (loss)	$(168)	561	193	—	$586	$198	11	144	13	$366	$220	60%
Net income (loss) per diluted share	$(0.20)	0.66	0.23	—	$0.69	$0.23	0.01	0.17	0.02	$0.43	$0.26	60%
Other Information:
Consolidated average PPFG(1)	$3.95	(0.58)	—	—	$3.37	$3.23	(0.01)	—	—	$3.22	$0.15	5%
Mainline average PPFG(1)	$4.11	(0.71)	—	—	$3.40	$3.19	(0.01)			$3.18	$0.22	7%

(1) Price per fuel gallon ("PPFG")

Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM"): In addition to the special items described above, we exclude the following items from consolidated and mainline CASM to determine CASM-Ex:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. Management believes the exclusion of aircraft fuel and related taxes (including contract carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.
•	Ancillary businesses. Ancillary businesses are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations.
•	Profit sharing. Management believes the exclusion of this item provides a more meaningful comparison of our results to the airline industry and our prior year results.
Consolidated CASM-Ex:	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
CASM (cents)	16.16	14.42	15.49	14.19
Items excluded:
Aircraft fuel and related taxes	(5.49)	(5.31)	(5.42)	(5.02)
Ancillary businesses	(0.40)	(0.38)	(0.42)	(0.35)
Profit sharing	(0.23)	(0.01)	(0.12)	(0.01)
Restructuring and other items	(0.33)	(0.24)	(0.16)	(0.13)
MTM adjustments	(0.94)	(0.02)	(0.36)	0.02
CASM-Ex	8.77	8.46	9.01	8.70

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Mainline CASM-Ex:	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Mainline CASM (cents)	15.33	13.29	14.51	13.03
Items excluded:
Aircraft fuel and related taxes	(5.20)	(4.93)	(5.08)	(4.66)
Ancillary businesses	(0.41)	(0.39)	(0.43)	(0.34)
Profit sharing	(0.26)	(0.02)	(0.14)	(0.01)
Restructuring and other items	(0.37)	(0.23)	(0.17)	(0.12)
MTM adjustments	(1.08)	(0.02)	(0.41)	0.02
Mainline CASM-Ex	8.01	7.70	8.28	7.92

Adjusted Net Debt: Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt.

(in billions)	June 30, 2012		December 31, 2009
Debt and capital lease obligations	$13.0		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.6		1.1
Adjusted debt and capital lease obligations		13.6		18.3
Plus: 7x last twelve months' aircraft rent		2.0		3.4
Adjusted total debt		15.6		21.7
Less: cash, cash equivalents and short-term investments		(3.5)		(4.7)
Adjusted net debt		$12.1		$17.0

Operating Expense Excluding Fuel: The exclusion of aircraft fuel and related taxes (including contract carriers under capacity purchase arrangements) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

	Three Months Ended June 30,
(in millions)	2012	2011	Change
Operating expense	$9,598	$8,672	$926
Items excluded:
Aircraft fuel and related taxes	(3,305)	(2,663)	(642)
Aircraft fuel and related taxes included within contract carriers arrangements	(521)	(545)	24
Operating expense excluding fuel	$5,772	$5,464	$308

Net Cash Provided by Operations, adjusted or "Operating Cash Flow": Delta presents net cash provided by operating activities because management believes adjusting for certain items is helpful to investors to evaluate the company’s operating activities.

Three Months Ended
(in millions)	June 30, 2012
Net cash provided by operations	$632
Adjustments:
Skymiles used pursuant to advance purchase under AMEX agreement	84
Other	(33)
Net cash provided by operations, adjusted	$683

pg. 9

Capital Expenditures, Net: Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

Three Months Ended
(in millions)	June 30, 2012
Flight equipment, including advance payments (GAAP)	$301
Ground property and equipment, including technology (GAAP)	296
Adjustments:
Investment in Aeromexico	65
Other	(10)
Capital expenditures, net	$652

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